 EX-31

Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1.

I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the COMM 2014-CCRE20 Mortgage Trust(the "Exchange Act periodic reports");

2.

Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.

Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5.

All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Berkeley Point Capital LLC, as Primary Servicer, Wells Fargo Bank, National Association, as Primary Servicer of the Harwood Center Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer of the Harwood Center Mortgage Loan, Wilmington Trust, National Association, as Trustee of the Harwood Center Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator of the Harwood Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian of the Harwood Center Mortgage Loan, Situs Holdings, LLC, as Operating Advisor of the Harwood Center Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant of the Harwood Center Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant of the Harwood Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer of the 80 and 90 Maiden Lane Mortgage Loan, LNR Partners, LLC, as Special Servicer of the 80 and 90 Maiden Lane Mortgage Loan, Wilmington Trust, National Association, as Trustee of the 80 and 90 Maiden Lane Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator of the 80 and 90 Maiden Lane Mortgage Loan, Wells Fargo Bank, National Association, as Custodian of the 80 and 90 Maiden Lane Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor of the 80 and 90 Maiden Lane Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant of the 80 and 90 Maiden Lane Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant of the 80 and 90 Maiden Lane Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer of the Beverly Connection Mortgage Loan, LNR Partners, LLC, as Special Servicer of the Beverly Connection Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator of the Beverly Connection Mortgage Loan, Wells Fargo Bank, National Association, as Custodian of the Beverly Connection Mortgage Loan, Situs Holdings, LLC, as Operating Advisor of the Beverly Connection Mortgage Loan, KeyBank National Association, as Primary Servicer of the Myrtle Beach Marriott Resort & Spa Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer of the Myrtle Beach Marriott Resort & Spa Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator of the Myrtle Beach Marriott Resort & Spa Mortgage Loan, Wells Fargo Bank, National Association, as Custodian of the Myrtle Beach Marriott Resort & Spa Mortgage Loan, and Pentalpha Surveillance LLC, as Operating Advisor.

Dated: March 27, 2015

/s/ Helaine M. Kaplan

Signature

President

(senior officer in charge of securitization of the depositor)